UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  Form 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported) November 29, 2006


                     Commission File Number 333-51180
                                            ----------



                         OMEGA VENTURES GROUP, INC.
                      -------------------------------
           (Exact Name of Registrant as Specified in its Charter)


     NEVADA                                                 87-0661638
-------------------------------                      ----------------------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                      Identification Number)




              299 South Main, Suite 1300, Salt Lake City, Utah
             -------------------------------------------------
                  (Address of principal executive offices)

                                   84111
                                  -------
                                 (Zip Code)


                               (801) 534-4450
                              ----------------
              (Registrant's Executive Office Telephone Number)

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

          On November 29, 2006, Omega Ventures Group, Inc. ("the
Company") terminated two subscription agreements for a total of 5,000,000 shares at $0.05 per share for a total of $250,000.00. The Company received these subscription agreements on January 4, 2005, at which time the 5,000,000 shares were issued and placed in escrow subject to receipt of the $250,000. The Company has never received the funds. The Company and the two parties agreeing to subscribe for the shares have mutually agreed upon the cancellation of the subscription agreements. The 5,000,000 shares have been cancelled and returned to the Company treasury.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

          On November 29, 2006, the Company issued 5,892,314 shares of restricted common stock to Apex Resources Group, Inc. ("Apex"), a related party through common management, to retire loans in the aggregate amount of $58,923.14 made to the Company by Apex. The restricted shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. The shares were issued in a private transaction by the Company did not involve any public offering.


                                SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                  OMEGA VENTURES GROUP, INC.



Date: February 7, 2007            By: /s/ John M. Hickey
                                  ---------------------------------------
                                          John M. Hickey, President